UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2007

Hudson Highland Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-50129	59-3547281
(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (212) 351-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 9, 2007, Hudson Highland Group, Inc. (the “Company”) issued a press release that it will restate its financial results for the three and six months ended June 30, 2007 contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. The full text of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 4.02.	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

The Company previously disclosed that it was examining an accounting issue during the third quarter financial statement review relating to contingent earn out payments the Company made between 2005 and 2007 in connection with its acquisition of JMT Financial Partners, LLC (“JMT”). The Company accounted for the contingent cash earn out payments as goodwill. The Company, in consultation with its advisors, including its external auditors, has determined that, as a result of an agreement solely among the former shareholders of JMT, the portion of the earn out payments that three of the former JMT shareholders reallocated to a fourth former JMT shareholder should be accounted for as compensation expense by the Company. Accordingly, the Company is now recording approximately $3.6 million as non-cash compensation expense in the second quarter of 2007 with a corresponding increase in additional paid in capital. This restatement of the second quarter of 2007 will result in an increase of $3.6 million in the Company’s and the Hudson Americas segment’s reported expenses and an equivalent reduction in EBITDA, operating income, income from continuing operations and net income ($0.14 per basic and diluted share) for the three and six months ended June 30, 2007. The restatement does not affect the Company’s cash flows for the period. There are no further earn out payments for JMT.

On November 8, 2007, the Company’s management concluded, with the concurrence of the Audit Committee (the “Committee”) of the Company’s Board of Directors, that the Company’s previously issued consolidated financial statements for the three and six months ended June 30, 2007 and the associated independent registered public accounting firm’s review report should not be relied upon because of an error in those consolidated financial statements. The Company has determined that this error materially misstated its consolidated results of operations for the three and six months ended June 30, 2007, and therefore, has concluded that it will restate the consolidated financial statements in its previously issued Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. The Company will include the restated financial statements for the three and six months ended June 30, 2007 in an amended Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 that the Company expects to file with the Securities and Exchange Commission prior to filing its Form 10-Q for the third quarter of 2007 on November 9, 2007.

The Company’s management determined that in light of the particular facts and circumstances of this situation, including its unusual nature, it did not constitute a material weakness in the Company’s internal control over financial reporting for any of the relevant periods.

The Committee and management of the Company have discussed the matters associated with the restatement disclosed in this Current Report on Form 8-K with BDO Seidman, LLP, the Company’s independent registered public accounting firm.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being furnished herewith:

(99.1) Press release of Hudson Highland Group, Inc. issued November 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

By:	/S/ MARY JANE RAYMOND
Mary Jane Raymond Executive Vice President and Chief Financial Officer

Date: November 9, 2007

Hudson Highland Group, Inc.

Current Report on Form 8-K

Exhibit Index

Exhibit Number	Description
99.1	Press release dated November 9, 2007, issued by Hudson Highland Group, Inc.